UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

SCHEDULE 14A

____________________________

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

KLOTHO NEUROSCIENCES, INC.
(Name of registrant as specified in its charter)

N/A
(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

KLOTHO NEUROSCIENCES INC.

1300 South Boulevard, Suite D

Charlotte, NC 28203

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on February 13, 2026 12:30 P.M. (Eastern Time)

To Our Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of KLOTHO NEUROSCIENCES INC. (“Klotho,” “we,” “our,” “us,” or the “Company”), a Delaware corporation, to be held on February 13, 2026 at 12:30 p.m. Eastern Time, in a virtual meeting format. The Special Meeting will be a virtual meeting only, and will be held via a Zoom videoconference. Stockholders will not be able to physically attend the meeting. The virtual meeting can be accessed by using the following link: https://tinyurl.com/February13SpecialMeeting. Any stockholder who is unable to join the online meeting can participate by telephone by dialing (646) 558-8656, or by using the Zoom Meeting ID 852 0082 0439 and the Passcode 829040.

The Special Meeting of stockholders is being held for the following purposes:

(1)    Proposal 1 — To approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between one-for-2 to one-for-50, as determined by the Company’s Board of Directors (the “Reverse Stock Split”); we expect that the primary focus of the Board in determining whether or not to effectuate the Reverse Stock Split will be the ability to obtain and maintain a continued price of at least $1.00 per share of our Common Stock on The Nasdaq Capital Market without effecting the Reverse Stock Split (such proposal, the “Reverse Stock Split Proposal”);

(2)    Proposal 2 — To approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), available and reserved for issuance thereunder to 10,000,000 subject to certain conditions; and

(3)    Proposal 3 — To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

The Board of Directors has fixed the close of business on January 13, 2026 as the record date for the Special Meeting and only holders of shares of record at that time will be entitled to vote and participate at the Special Meeting and any postponements, adjournments or continuations thereof. A list of stockholders will be available at our offices at 1300 South Boulevard, Suite D, Charlotte, NC 28203 for a period of at least 10 days prior to the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Stockholder Meeting to Be Held on February 13, 2026: The Special Meeting Proxy Statement is available at https://www.cstproxy.com/klothoneuro/2026.

You are cordially invited to attend the Special Meeting. However, if you do not expect to attend or if you plan to attend but desire the proxy holders to vote your shares, please promptly date and sign your proxy card and return it in the enclosed postage paid envelope or you may also instruct the voting of your shares over the Internet or by telephone by following the instructions on your proxy card. Voting by written proxy, over the Internet, or by telephone will not affect your right to vote in person in the event you find it convenient to attend.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor:

Advantage Proxy, Inc.

P.O. Box 10904

Yakima, WA 98909

Toll Free: (877) 870-8565

Email: ksmith@advantageproxy.com

By order of the Board of Directors

/s/ Dr. Joseph Sinkule
Dr. Joseph Sinkule Chief Executive Officer
Date: January 23, 2026

KLOTHO NEUROSCIENCES INC.

1300 South Boulevard, Suite D

Charlotte, NC 28203

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON

February 13, 2026 AT 12:30 P.M. (EASTERN TIME)

Date, Time and Place of the Special Meeting

This proxy statement is being furnished by Klotho Neurosciences, Inc., a Delaware corporation (the “Company,” “Klotho” or “We”), in connection with the special meeting (the “Special Meeting”) of stockholders to be held on February 13, 2026, at 12:30 p.m. (Eastern Time) in a virtual meeting format at https://tinyurl.com/February13SpecialMeeting.

We anticipate that this proxy statement and a full set of proxy materials relating to our Special Meeting be mailed to our stockholders commencing on or about January 27, 2026.

Purpose of the Special Meeting

The purpose of the Special Meeting is to seek stockholder approval of the following proposals:

(1)    Proposal 1 — To approve the amendment of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between one-for-2 to one-for-50, as determined by the Company’s Board of Directors (the “Reverse Stock Split”); we expect that the primary focus of the Board in determining whether or not to effectuate the Reverse Stock Split will be the ability to obtain and maintain a continued price of at least $1.00 per share of our Common Stock on The Nasdaq Capital Market without effecting the Reverse Stock Split (such proposal, the “Reverse Stock Split Proposal”);

(2)    Proposal 2 — To approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), available and reserved for issuance thereunder to 10,000,000 subject to certain conditions; and

(3)    Proposal 3 — To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), we are providing access to our proxy materials over the Internet. The proxy statement is also available at https://www.cstproxy.com/klothoneuro/2026.

Solicitation of Proxies

Our board of directors (“Board”) is soliciting the enclosed proxy. We will bear the cost of this solicitation of proxies. Solicitations will be made by mail. We have retained Advantage Proxy, Inc. to assist in the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of related expenses. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies. We may reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our stock.

Voting Requirements & Procedures

Your vote is important. If you hold your shares as a record holder, your shares can be voted in advance of the meeting, but not at the meeting itself. You may vote your shares by using one of the methods set forth on the voting instruction card.

Please have your proxy card in hand when going online. If you instruct the voting of your shares electronically or by telephone, you do not need to return your proxy card.

If you hold your shares beneficially in “street name” through a nominee (such as a bank or stock broker), then the proxy materials are being forwarded to you by the nominee and you may be able to vote by the Internet as well as by mail based on the instructions you receive from your nominee. You should follow the instructions you receive from your nominee to vote these shares in accordance with the voting instructions you receive from your nominee. If you are a stockholder who owns shares through a broker and you intend to vote at the Special Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Special Meeting.

Record Date; Voting

Only holders of record of our common stock (“Common Stock”) at the close of business on January 13, 2026 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Stockholders may not cumulate their votes.

As of the Record Date, we have 73,536,722 shares of common stock issued and outstanding with the number of votes indicated:

Quorum

Pursuant to our bylaws, the presence, in person or by proxy, of holders of at least 331∕3% of our outstanding capital stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered present and entitled to vote for the purpose of determining the presence of a quorum. If a quorum is not present at the Special Meeting, we expect that the meeting will be adjourned to solicit additional proxies. If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy or vote in person at the Special Meeting.

Counting of Votes

If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. All properly executed proxies delivered pursuant to this solicitation, and not revoked, will be voted at the Special Meeting in accordance with the directions given. If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as follows:

(1)    FOR approval of amendment of the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at an exchange ratio between 1-for-2 to 1-for-50, as determined by the Company’s Board of Directors;

(2)    FOR approval of an amendment to the Company’s 2024 Equity Incentive Plan to increase the number of shares of the Company’s Common Stock, par value $0.0001 (the “Common Stock”), available and reserved for issuance thereunder to 10,000,000 subject to certain conditions; and

(3)    FOR approval of the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company does not receive the requisite stockholder vote to approve such proposal or establish a quorum.

Abstentions and Broker Non-Votes

An abstention is (i) the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote, or (ii) selecting, or authoring a proxy holder to select, “abstain” with respect to a proposal on a ballot submitted at the Special Meeting. A broker “non-vote” occurs when a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Brokers that hold shares of common stock in “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member.

Refer to each proposal for a discussion of the effect of abstentions and broker non-votes.

Revocability of Proxy

Any proxy given may be revoked at any time prior to its exercise by notifying the Secretary of Klotho Neurosciences, Inc. in writing of such revocation, by duly executing and delivering another proxy bearing a later date (including an Internet or telephone vote), or by attending the Special Meeting and voting in person.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest, except to the extent of their ownership of shares of our Common Stock or securities exercisable or convertible into share of Common Stock, in any of the matters to be acted upon at the Special Meeting.

Householding

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy materials to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Adjournment of Special Meeting

If a quorum is not present or represented, our bylaws permit the stockholders present in person or represented by proxy to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. We may also adjourn to another time or place (whether or not a quorum is present). Notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the Special Meeting at which the adjournment is taken or are displayed, during the time scheduled for the Special Meeting, on the Special Meeting website (that is, the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication). At the adjourned meeting, the Company may transact any business which might have been transacted at the Special Meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting.

PROPOSAL 1
APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN ONE FOR 2 TO ONE FOR 50, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

General

If approved by our stockholders, this proposal would permit (but not require) the board of directors to effect a reverse stock split of the outstanding shares of our common stock (the “Reverse Stock Split”), at any time prior to and including June 30, 2026, at a specific ratio within a range of one-for-2 to a maximum of a one-for-50 split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval. We believe that enabling the board of directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement it in a manner designed to maximize the anticipated benefits for our stockholders.

The primary purpose for the proposed Reverse Stock Split is to increase the per share market price of our Common Stock to meet the Nasdaq Bid Price Rule (as defined below) for continued listing on The Nasdaq Capital Market. Our Board has recommended that this proposed amendment be presented to our stockholders for approval. Our stockholders are being asked to approve the proposed amendment pursuant to Proposal 1 to effect a Reverse Stock Split of the issued and outstanding shares of Common Stock. Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of Common Stock.

The text of the proposed form of Certificate of Amendment to our Second Amended and Restated Certificate of Incorporation, which we refer to as the “Certificate of Amendment”, is attached hereto as Appendix A.

We are proposing that our Board have the discretion to select the Reverse Stock Split ratio from within a range between and including one-for-2 to one-for-50, rather than proposing that stockholders approve a specific ratio at this time, in order to give our Board the flexibility to implement a Reverse Stock Split at a ratio that reflects the Board’s then-current assessment of the factors. We believe that a range of Reverse Stock Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Stock Split. The Reverse Stock Split is not intended as, and will not have the effect of a “going private transaction” covered by Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Reverse Stock Split is not intended to modify the rights of existing stockholders in any material respect.

The actual timing for implementation of the Reverse Stock Split would be determined by the Board based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders, but must be implemented no later than June 30, 2026.

If Proposal 1 is approved, the Company, at its discretion, will file the Certificate of Amendment, setting forth the Reverse Stock Split ratio determined by the Board, with the Secretary of State of the State of Delaware and the Reverse Stock Split will be effective 4:30 p.m., Eastern Time, on the date of filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later time and/or date as is set forth in the Certificate of Amendment. Except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder holds immediately prior to the Reverse Stock Split.

The Company’s primary reasons for approving and recommending the Reverse Stock Split are to make our common stock more attractive to certain institutional investors, which would provide for a stronger investor base and to increase the per share price and bid price of our common stock to regain compliance with the continued listing requirements of Nasdaq.

On September 19, 2025, the Company received a delinquency notification letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it was not in compliance with Nasdaq Listing Rule 5550(a)(2) which requires listed companies to maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

Reducing the number of outstanding shares of common stock should, absent other factors, generally increase the per share market price of the common stock. Although the intent of the Reverse Stock Split is to increase the price of the common stock, there can be no assurance, however, that even if the Reverse Stock Split is effected, that the Company’s bid price of the Company’s common stock will be sufficient, over time, for the Company to regain or maintain compliance with the Nasdaq Minimum Bid Price Requirement.

In addition, the Company believes the Reverse Stock Split will make its common stock more attractive to a broader range of investors, as it believes that the current market price of the common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make our common stock a more attractive and cost effective investment for many investors, which in turn would enhance the liquidity of the holders of our common stock.

Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the Minimum Bid Price Requirement of Nasdaq or that the market price of our common stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

In evaluating whether to seek stockholder approval for the Reverse Stock Split, our Board took into consideration negative factors associated with reverse stock splits. These factors include: the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and the costs associated with implementing a reverse stock split.

Even if our stockholders approve the Reverse Stock Split, our Board reserves the right not to effect the Reverse Stock Split if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect such Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Even if a reverse stock split is effected, some or all of the expected benefits discussed above may not be realized or maintained. As noted above, the principal purpose of the Reverse Stock Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of The Nasdaq Capital Market. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock by a multiple of the Reverse Stock Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock will continue to be based, in part, on our performance and other factors unrelated to the number of shares outstanding. The Reverse Stock Split will reduce the number of outstanding shares of our Common Stock without reducing the number of shares of available but unissued Common Stock, which will also have the effect of increasing the number of shares of Common

Stock available for issuance. The issuance of additional shares of our Common Stock may have a dilutive effect on the ownership of existing stockholders. The current economic environment in which we operate, the debt we carry, along with otherwise volatile equity market conditions, could limit our ability to raise new equity capital in the future.

The Reverse Stock Split may decrease the liquidity of our Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Stock Split.

The Reverse Stock Split may result in some stockholders owning “Odd Lots” that may be more difficult to sell or require greater transaction costs per share to sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 50 shares of Common Stock. A purchase or sale of less than 50 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 50 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split may lead to a decrease in our overall market capitalization. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Stock Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Stock Split.

Criteria to be Used for Determining the Reverse Stock Split Ratio to Implement

In determining which Reverse Stock Split ratio to implement, if any, following receipt of stockholder approval of Proposal 1, our Board may consider, among other things, various factors, such as:

•        The historical trading price and trading volume of our Common Stock;

•        The then-prevailing trading price and trading volume of our Common Stock and the expected impact of the Reverse Stock Split on the trading market for our Common Stock in the short- and long-term;

•        Our ability to maintain our listing on The Nasdaq Capital Market;

•        Which Reverse Stock Split ratio would result in the least administrative cost to us;

•        Prevailing general market and economic conditions; and

•        Whether and when our Board of Directors desires to have the additional authorized but unissued shares of Common Stock that will result from the implementation of a Reverse Stock Split available to provide the flexibility to use our Common Stock for business and/or financial purposes, as well as to accommodate the shares of our Common Stock to be authorized and reserved for future equity awards.

Effects of Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock. However, the Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share as described below. Voting rights and other rights and preferences of the holders of our Common Stock will not be affected by a Reverse Stock Split (other than as a result of the rounding up in lieu of issuing fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to a Reverse Stock Split would continue to hold 2% (assuming there is no impact as a result of the rounding up in lieu of issuing fractional shares) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split.

The principal effects of a Reverse Stock Split will be that:

•        Depending on the Reverse Stock Split ratio selected by the Board, each two to 50 shares of our Common Stock owned by a stockholder will be combined into one new share of our Common Stock;

•        By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Stock Split as part of its plan to maintain the required minimum per share price of the Common Stock under the Nasdaq listing standards;

•        By reducing the number of shares outstanding without reducing the number of shares of Common Stock authorized for issuance, the Reverse Stock Split will increase the number of shares of Common Stock available for issuance. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions;

•        No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split; instead, stockholders who would be entitled to receive fractional shares of common stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of common stock to round up to the next whole post-Reverse Stock Split share of common stock;

•        The total number of authorized shares of our Common Stock will remain at 1,000,000,000;

•        The total number of authorized shares of our preferred stock will remain at 100,000,000;

•        Based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of Common Stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants;

•        The number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board.

After the effective date of the Reverse Stock Split, our Common Stock would have a new committee on uniform securities identification procedures number, or CUSIP number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of any proposed Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be listed on The Nasdaq Capital Market under the symbol “KLTO” immediately following the Reverse Stock Split, although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of 20 trading days after the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split had occurred.

Effective Date

The proposed Reverse Stock Split would become effective at 4:30 p.m., Eastern Time, on the date of filing of a Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date and time as is set forth in the Certificate of Amendment, which date we refer to in this Proposal 1 as the “Reverse Split Effective Date.” A the effective time on the Reverse Split Effective Date, shares of Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a reduced number of shares of our Common Stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal 1 and stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will be issued an additional fraction of a share of common stock to round up to the next whole share.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Stock Split is approved and effected, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their customers holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

Some of our registered holders of Common Stock may hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their names. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Stock Split.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.0001 per share, if the Reverse Stock Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.0001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of common stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Stock Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Stock Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Stock Split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to the proposed amendment to our Second Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

•        an individual citizen or resident of the United States;

•        a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our common shares for a lesser number of common shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States

Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Reservation of Right to Abandon Reverse Stock Split

The Board of Directors reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of the State of Delaware of the Certificate of Amendment, even if the authority to effect the Reverse Stock Split has been approved by our stockholders at the Special Meeting.

Vote Required; Board of Directors Recommendation

The affirmative vote of the majority of the voting power of the outstanding shares of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the Reverse Stock Split as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

If you own shares through a bank, broker or other holder of record, those shares may be voted on Proposal 1 by such bank, broker or other holder of record. Abstentions and broker non-votes (if any) will have no effect on the approval of this Proposal 1. Abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT OF THE COMPANY’S SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S OUTSTANDING COMMON STOCK AT AN EXCHANGE RATIO BETWEEN 1-FOR-2 TO 1-FOR-50, AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS

PROPOSAL 2
AMENDMENT TO THE COMPANY’S 2024 EQUITY INCENTIVE PLAN

Summary

The Company’s 2024 Equity Incentive Plan (the “2024 Plan”) was adopted by the Board and approved by stockholders on April 12, 2024. On January 9, 2026, the Board approved an amendment to the 2024 Plan (the “Plan Amendment”) to increase the maximum total number of shares of Common Stock the Company may issue under the 2024 Plan to 10,000,000 shares (an increase of 8,331,874 shares) because the Company needs to be able to issue equity awards to service providers in order to motivate and retain such persons and to further align their interests with those of the Company’s stockholders. The Compensation Committee approved the Plan Amendment, subject to approval of the Board and the stockholders, and the Board approved the Plan Amendment, subject to approval of the stockholders. If the stockholders do not approve the Plan Amendment, the 2024 Plan will remain in effect and unchanged. If approved by stockholders, the Plan Amendment will be effective immediately, subject to any restrictions on the issuance of awards under the Plan because of a lack of available or reserved shares of Common Stock to underlie such awards.

Reason for the Proposal

Having an adequate number of shares available for future equity compensation grants is necessary to promote the Company’s long-term success and the creation of stockholder value by:

•        Enabling the Company to continue to attract and retain the services of key service providers who would be eligible to receive grants;

•        Aligning participants’ interests with stockholders’ interests through incentives that are based upon the performance of the Common Stock; and

•        Motivating participants, through equity incentive awards, to achieve long-term growth in the Company’s business, in addition to short-term financial performance.

When the 2024 Plan was initially approved by the Board and proposed for approval by the stockholders, it was intended to constitute approximately 15% of the Company’s issued and outstanding shares of Common Stock. However, since the Plan was adopted, the Company has issued a significant number of shares of its Common Stock in connection with various financing activities and thus, the current number of shares reserved for issuance under the 2024 Plan (1,668,126) only constitutes approximately 2% of the total issued and outstanding shares of Common Stock as of December 31, 2025.

Therefore, the Board approved the Plan Amendment to authorize the reservation of up to 10,000,000 shares of Common Stock, for issuance thereunder, subject to availability to permit the Company to have adequate shares available for issuance under the 2024 Plan following issuances of shares of Common Stock. To the extent that there are no authorized and unreserved shares of Common Stock available, the awards underlying the 2024 Plan will not be issuable until such time, and from time to time, as shares of Common Stock are available to be reserved and in such amounts as are available. Assuming all 10,000,000 shares become available and the Company may issue the full amount of awards under the 2024 Plan, as amended, the number of shares available for issuance under shall constitute approximately 13.3% of the Company’s issued and outstanding shares of Common Stock as of December 31, 2025. The Plan Amendment is intended to provide the Company with a sufficient number of shares to satisfy its equity grant requirements, based on the current scope and structure of its equity incentive programs and the rate at which the Company expects to grant stock options, restricted stock, and/or other forms of equity compensation.

When approving the Plan Amendment, the Board considered a number of factors, including those set forth below:

•        Alignment with our Stockholders.    Achieving superior, long-term results for our stockholders remains one of the Company’s primary objectives. The Company believes that stock ownership enhances the alignment of the long-term economic interests of its employees and its stockholders.

•        Attract, Motivate and Retain Key Employees.    The Company competes for employees in a variety of geographic and talent markets and strive to maintain compensation programs that are competitive in order to attract, motivate and retain key employees. If the Company is unable to grant equity as part of its total compensation strategy, its ability to attract and retain all levels of talent its needs to operate its business successfully would be significantly harmed.

•        Balanced Approach to Compensation.    The Company believes that a balanced approach to compensation — using a mix of salaries, performance-based bonus incentives and long-term equity incentives (including performance based equity) encourages management to make decisions that favor long-term stability and profitability, rather than short-term results.

•        Burn Rate and Dilution.    When deciding to adopt the Plan Amendment, the Board evaluated the Company’s projected need for equity grants over the next year, its expected burn rate of shares under the 2024 Plan and the dilutive impact of the proposed share allocation.

Burn rate is the rate at which a company is granting equity awards and is typically measured as the gross number of shares awarded as a percentage of our weighted average shares outstanding. The Company estimates that its projected annual burn rate will be 50%. The Board determined that its projected rate of equity compensation usage is reasonable and that, following the Plan Amendment, the 2024 Plan should not need an additional increase of shares until December 31, 2026.

In addition, the Board considered whether the potential dilutive effect to stockholders is reasonable. Dilution is typically calculated by adding the number of shares of Common Stock subject to outstanding awards plus shares of Common Stock available to grant plus the proposed additional shares, and expressing such sum as a percentage of the total number of diluted outstanding shares of Common Stock. The Board considered that dilution from the Plan Amendment would be approximately 13.3% and believes that this is an acceptable amount of dilution from the Plan Amendment.

After carefully considering each of these points, the Board believes the Plan Amendment is essential for the Company’s future success and encourages stockholders to consider these points in voting to approve this proposal.

Set forth below is a summary of the 2024 Plan, as amended by the Plan Amendment, which is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is included as Appendix B to this Proxy Statement, and the full test of the 2024 Plan as originally approved by the stockholders, a copy of which is included in the Company’s Form S-4/A Registration Statement filed with the SEC on February 13, 2024. If there is any inconsistency between the following summary of the 2024 Plan, as amended by the Plan Amendment, and the full text, the full text shall govern.

Key Features of the 2024 Plan, as amended by the Plan Amendment

Certain key features of the 2024 Plan are summarized as follows:

•        If not terminated earlier by the Board, the 2024 Plan will terminate on March 29, 2034.

•        Up to a maximum aggregate of 10,000,000 shares of Common Stock may be issued under the 2024 Plan, subject to availability. The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) is also 10,000,000, subject to availability.

•        The 2024 Plan will generally be administered by the Board or a committee designated by the Board (the “Plan Committee”). The Board may also designate a separate committee to make awards to employees who are not officers subject to the reporting requirements of Section 16 of the Exchange Act.

•        Employees, consultants and Board members are eligible to receive awards, provided that the Plan Committee has the discretion to determine (i) who shall receive any awards, and (ii) the terms and conditions of such awards.

•        Awards may consist of ISOs, non-qualified stock options (“NQSOs”), restricted stock, stock appreciation rights (“SARs”), other equity awards and/or cash awards.

•        Stock options and SARs may not be granted at a per share exercise price below the fair market value of a share of Common Stock on the date of grant.

•        Stock options and SARs may not be repriced or exchanged without Stockholder approval.

•        The maximum exercisable term of stock options and SARs may not exceed ten years.

•        Awards are subject to recoupment of compensation policies adopted by the Company.

Background and Purpose of the 2024 Plan.    The purpose of the 2024 Plan is to promote the Company’s long-term success and the creation of stockholder value by:

•        Attracting and retaining the services of key employees who would be eligible to receive grants as selected participants;

•        Motivating selected participants through equity-based compensation that is based upon the performance of the Common Stock; and

•        Further aligning selected participants’ interests with the interests of stockholders, through the award of equity compensation grants which increases their interest in the Company, to achieve long-term growth over short-term performance.

The 2024 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or NQSOs), (2) SARs, (3) restricted stock, (4) other equity awards and (5) cash awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the selected participant and the Company.

Eligibility to Receive Awards.    Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the 2024 Plan. The Plan Committee will determine, in its discretion, the selected participants who will be granted awards under the 2024 Plan. As of the Record Date, approximately 6 individuals (including 2 officers and 4 directors) were eligible to participate in the 2024 Plan.

Shares Subject to the 2024 Plan.    The maximum number of shares of Common Stock that can be issued under the 2024 Plan is 10,000,000 shares. The shares underlying forfeited or terminated awards (without payment of consideration), or unexercised awards become available again for issuance under the 2024 Plan. The 2024 Plan also imposes other limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and which are discussed elsewhere in this proposal. No fractional shares may be issued under the 2024 Plan. No shares will be issued with respect to a participant’s award unless applicable tax withholding obligations have been satisfied by the participant. To the extent that there are no authorized and unreserved shares of Common Stock available for the 2024 Plan, the awards underlying the 2024 Plan will not be issuable until such time, and from time to time, as shares of Common Stock are available and in such amounts as are available.

Administration of the 2024 Plan.    The 2024 Plan will be administered by the Plan Committee. Subject to the terms of the 2024 Plan, the Plan Committee has the sole discretion, among other things, to:

•        Select the individuals who will receive awards;

•        Determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule);

•        Correct any defect, supply any omission, or reconcile any inconsistency in the 2024 Plan or any award agreement;

•        Accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, subject to the limitations set forth in the 2024 Plan;

•        Permit a participant to defer compensation to be provided by an award; and

•        Interpret the provisions of the 2024 Plan and outstanding awards.

The Plan Committee may suspend vesting, settlement, or exercise of awards pending a determination of whether a selected participant’s service should be terminated for cause (in which case outstanding awards would be forfeited). In addition, the Plan Committee may use the 2024 Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.

Types of Awards.

Stock Options.    A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Plan Committee will determine, among other terms and conditions, the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant of the stock option. The fair market value of a share of our Common Stock for the purposes of pricing our awards shall be equal to the closing price for our Common Stock as reported by the Nasdaq Capital Market or such other principal trading market on which our securities are traded on the date of determination. Stock options may not be repriced or exchanged without Stockholder approval.

Stock options granted under the 2024 Plan may be either ISOs or NQSOs. As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of the Common Stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of Common Stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the 2024 Plan provides that all 10,000,000 shares may be issued pursuant to the exercise of ISOs, subject to the availability of underlying shares of Common Stock.

A stock option granted under the 2024 Plan generally cannot be exercised until it becomes vested. The Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the 2024 Plan may not exceed ten years from the date of grant although the 2024 Plan Committee may establish a shorter period at its discretion. The exercise price of each stock option granted under the 2024 Plan must be paid in full at the time of exercise, either with cash, or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Plan Committee. The optionee must also make arrangements to pay any taxes that are required to be withheld at the time of exercise.

SARs.    A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SAR’s exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Plan Committee determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our Common Stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the 2024 Plan may not exceed ten years from the date of grant, subject to the discretion of the Plan Committee to establish a shorter period. Settlement of a SAR may be in shares of Common Stock or in cash, or any combination thereof, as the Plan Committee may determine. SARs may not be repriced or exchanged without Stockholder approval.

Restricted Stock.    A restricted stock award is the grant of shares of our Common Stock to a selected participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the selected participant as determined by the Plan Committee. The Plan Committee also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Plan Committee may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.

Other Awards.    The 2024 Plan also provides that other equity awards, which derive their value from the value of our shares or from increases in the value of our shares, may be granted. In addition, cash awards may also be issued. Substitute awards may be issued under the 2024 Plan in assumption of or substitution for or exchange for awards previously granted by an entity which we (or an affiliate) acquire.

Limited Transferability of Awards.    Awards granted under the 2024 Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Plan Committee may in its discretion permit the transfer of awards other than ISOs. Generally, where transfers are permitted, they will be permitted only by gift to a member of the selected participant’s immediate family or to a trust or other entity for the benefit of the selected participant and/or member(s) of his or her immediate family.

Adjustments upon Changes in Capitalization.

In the event of the following actions:

•        stock split of our outstanding shares of Common Stock;

•        stock dividend;

•        dividend payable in a form other than shares in an amount that has a material effect on the price of the shares;

•        consolidation;

•        combination or reclassification of the shares;

•        recapitalization;

•        spin-off; or

•        other similar occurrences,

then the following shall each be equitably and proportionately adjusted by the Plan Committee:

•        maximum number of shares that can be issued under the 2024 Plan (including the ISO share grant limit);

•        number and class of shares issued under the 2024 Plan and subject to each award;

•        exercise prices of outstanding awards; and

•        number and class of shares available for issuance under the 2024 Plan.

Merger, Consolidation or Asset Sale.    If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company while awards remain outstanding under the 2024 Plan, unless provisions are made in connection with such transaction for the continuance of the 2024 Plan and/or the assumption or substitution of such awards with new options or stock awards covering the stock of the successor company, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, then all outstanding awards which have not been continued, assumed or for which a substituted award has not been granted shall, whether or not vested or then exercisable, unless otherwise specified in the applicable award agreement, terminate immediately as of the effective date of any such merger, consolidation or sale.

Term of the 2024 Plan.    The 2024 Plan is in effect until March 29, 2034 or until earlier terminated by the Board. Outstanding awards shall continue to be governed by their terms after the termination of the 2024 Plan.

Governing Law.    The 2024 Plan shall be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.

Amendment and Termination of the 2024 Plan.    The Board generally may amend or terminate the 2024 Plan at any time and for any reason, except that it must obtain Stockholder approval of material amendments to the extent required by applicable laws, regulations or rules.

Certain Federal Income Tax Information

The following is a general summary of the federal income tax consequences to us and to U.S. participants for awards granted under the 2024 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the 2024 Plan.

Incentive Stock Options.    For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the Common Stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the Common Stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any additional gain or loss recognized upon any later disposition of the shares would be a short- or long-term capital gain or loss, depending on whether the shares have been held by the participant for more than one year. Utilization of losses is subject to special rules and limitations.

Nonstatutory Stock Options.    A participant who receives a nonstatutory stock option generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise.

Restricted Stock.    A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares or cash received minus any amount paid for the shares, if any.

Stock Units.    No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares issued or payment received in connection with the vested stock units.

Stock Appreciation Rights.    No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received.

Income Tax Effects for the Company.    We generally will be entitled to a tax deduction in connection with an award under the 2024 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an nonqualified stock option or vesting of restricted stock).

Internal Revenue Code Section 162(m) Deduction Limitation.    Section 162(m) of the Code places a limit of $1 million on the amount of compensation that we may deduct in any one fiscal year with respect to our executive officers and other persons who are subject to Code Section 162(m). Therefore, compensation derived from 2024 Plan awards may not be fully deductible by the Company.

Internal Revenue Code Section 280G.    For certain persons, if a change in control of the Company causes an award to vest or become newly payable, or if the award was granted within one year of a change in control and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Section 280G of the Code (generally, this dollar limit is equal to three times the five-year historical average of the individual’s annual compensation received from the Company), then the entire amount exceeding the individual’s average annual compensation will be considered an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount and the Company cannot deduct the excess amount from its taxable income.

Internal Revenue Code Section 409A.    Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the 2024 Plan (such as stock units). The intent is for the 2024 Plan, including any awards available thereunder, to comply with or be exempt from the requirements of Section 409A of the Code, to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.

New Plan Benefits.    All 2024 Plan awards are granted at the 2024 Plan Committee’s discretion, subject to the limitations contained in the 2024 Plan. Future benefits and amounts that will be received or allocated under the 2024 Plan are not presently determinable. As of the Record Date, the fair market value of a share of our Common Stock (as determined by the closing price quoted by the Nasdaq Capital Market on that date) was $0.18 ($4.50 on a post-Reverse Stock Split-adjusted basis).

2024 Plan Benefits.    As of the Record Date, 1,180,000 awards have been granted under the 2024 Plan.

Vote Required and Board of Directors’ Recommendation

Assuming a quorum is present, a majority of the votes cast (virtually or by proxy) on the matter at the Special Meeting is required to approve this proposal. For purposes of this proposal, abstentions and broker non-votes will have no effect on the result of the vote.

THE BOARD RECOMMENDS A VOTE TO APPROVE THE 2024 PLAN AMENDMENT PROPOSAL

PROPOSAL 3
ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow us to adjourn the Special Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the foregoing proposal.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning the Special Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1, including the solicitation of proxies from stockholders that have previously voted against such proposal. Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Special Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

Vote Required

The affirmative vote of the majority of the voting power of the outstanding shares of the Company’s Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereon, all voting together as a single class, is required to approve the adjournment of the Special Meeting as described in this proposal. Abstentions will have the same effect as votes “against” this proposal and broker non-votes will not have an effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of January 12, 2026 by:

•        each of our Named Executive Officers;

•        each of our directors; and

•        all our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our Common Stock is based on 73,536,722 shares of Common Stock outstanding as of January 12, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, restricted units, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of January 13, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

To calculate a stockholder’s percentage of beneficial ownership of Common Stock, we must include in the numerator and denominator those shares of Common Stock, as well as those shares of Common Stock underlying options, warrants and convertible securities, that such stockholder is considered to beneficially own. Shares of Common Stock, and Common Stock underlying options, warrants and convertible securities, held by other stockholders, however, are disregarded in this calculation. Therefore, the denominator used in calculating beneficial ownership of each of the stockholders may be different.

Unless otherwise indicated, the address of each beneficial owner listed below is 1300 South Boulevard, Suite D, Charlotte, NC 28203. To our knowledge, there is no arrangement, including any pledge by any person of any security of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Name and Address of Beneficial Owner	Number of Shares	Percent Owned(1)
Directors and Executive Officers
Joseph Sinkule(2)	4,846,700	6.6%
Jeff LeBlanc	920,342	1.3%
Shalom Z. Hirschman	558,873	0.8%
Samuel Zentman(3)	796,440	1.1%
Jon W. McGarity(3)	121,277	0.2%
Riad El-Dada(3)	60,000	0.1%
All directors and executive officers as a group (6 individuals)	7,303,632	9.9%

All directors, executive officers, and five percent holders as a group (6 individuals)	7,303,632	9.9%

____________

(1)      Based on a total of 73,536,722 shares of common stock issued and outstanding as of January 12, 2026.

(2)      Includes 1,000,000 shares issuable upon the exercise of incentive options.

(3)      Includes 60,000 shares issuable upon the exercise of incentive options.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet web site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at www.sec.gov.

This Proxy Statement describes the material elements of relevant contracts, exhibits and other information attached as annexes to this Proxy Statement. Information and statements contained in this Proxy Statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex to this document.

You may obtain additional copies of this Proxy Statement, at no cost, and you may ask any questions you may have about any proposal by contacting us at the following address or telephone number:

Klotho Neurosciences, Inc.
Attn: Stockholder Relations
1300 South Boulevard, Suite D
Charlotte, NC 28203

You may also obtain these documents at no cost by requesting them in writing or by telephone from the Company’s proxy solicitation agent at the following address and telephone number:

Advantage Proxy
P.O. Box 13581
Des Moines, WA 98198
Toll Free: 877-870-8565
Email: KSmith@advantageproxy.com

In order to receive timely delivery of the documents in advance of the Special Meeting, you must make your request for information no later than February 5, 2026.

STOCKHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing to them c/o Stockholder Relations, Klotho Neurosciences Inc., 1300 South Boulevard, Suite D, Charlotte, NC 28203, or by telephone at (833) 931-6330 specifying whether the communication is directed to the entire Board or to a particular director. Your letter should indicate that you are a Klotho Neurosciences, Inc. stockholder. Letters from stockholders are screened, which includes filtering out improper or irrelevant topics, and depending on subject matter, will be forwarded to (i) the director(s) to whom addressed or appropriate management personnel, or (ii) not forwarded.

OTHER BUSINESS

As of the date of this proxy statement, the Board does not intend to present at the Special Meeting of Stockholders any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

By order of the Board of Directors

/s/ Dr. Joseph Sinkule
Dr. Joseph Sinkule Chief Executive Officer
Date: January 23, 2026

Appendix A
CERTIFICATE OF AMENDMENT
OF
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KLOTHO NEUROSCIENCES, INC.
(a Delaware corporation)

KLOTHO NEUROSCIENCES, INC. a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

FIRST:    The name of the Corporation is Klotho Neurosciences, Inc.. The Corporation was incorporated under the name Redwoods Acquisition Corp by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on March 16, 2021 (the “Original Certificate”) which was amended by that certain certificate of amendment, filed with the Secretary of State of the State of Delaware on February 17, 2022, which increased the number of shares that the Corporation was authorized to issue. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed on June 21, 2024 (the “Current Certificate”).

SECOND:    Pursuant to Section 242(b) of the Delaware General Corporation Law (the “DGCL”) the Board of Directors of the Corporation has duly adopted, and the outstanding stock entitled to vote thereon, have approved the amendments to the Current Certificate set forth in this Certificate of Amendment.

THIRD:    Pursuant to Section 242 of the DGCL, Section A of Article IV of the Current Certificate is hereby amended by adding the following paragraph at the end of such Section.

Upon the effectiveness of the certificate of amendment first inserting this paragraph (the “Effective Time”), each [two (2)] to [fifty (50)] shares of Common Stock outstanding immediately prior to the Effective Time shall be automatically combined into (1) outstanding share of Common Stock of the corporation, without any further action by the corporation or the holder thereof, the exact ratio within the two to 50 range to be determined by the Board of Directors of the corporation prior to the Effective Time and publicly announced by the corporation. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to any elimination of fractional share interests.

FOURTH:    On [•], 2026, the Board of Directors of the Corporation determined that each [•] shares of the Corporation’s Common Stock, par value $0.0001 per share, outstanding immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.0001 per share. The Corporation publicly announced this ratio on [•], 2026.

FIFTH:    This certificate of amendment shall become effective at 4:30 p.m. (local time in Wilmington, Delaware) on [•], 2026.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this [•] day of [•], 2026, and the foregoing facts stated herein are true and correct.

By:

Name: Joseph Sinkule
Title: Chief Executive Officer

Appendix A-1

Appendix B

FIRST AMENDMENT
TO THE KLOTHO NEUROSCIENCES, INC. 2024 EQUITY INCENTIVE PLAN

This First Amendment (this “First Amendment”) to the Klotho Neurosciences, Inc. (the “Company”) 2024 Equity Incentive Plan (the “Plan”), as adopted by the unanimous approval of the members of the Board of Directors of the Company (the “Board”) upon the recommendation of the Compensation Committee (the “Committee”) of the Board, and as ratified and approved by the shareholders of the Company (the “Effective Date”), amends the Plan as set forth herein as of the Effective Date. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

WHEREAS, the Plan, as adopted by the Committee and the Board, and as ratified and approved by the Shareholders effective March 29, 2024, was adopted as the equity compensation plan of the Company to promote the success of the Company and to increase shareholder value by providing an additional means through the grant of Awards to attract, motivate, retain and reward selected employees and other eligible persons;

WHEREAS, the Plan had, as of the date of its adoption, had a total of 1,500,000 shares of the Company’s Common Stock available for Awards to Eligible Persons;

WHEREAS, the Committee, both in its capacity as Plan Administrator and in furtherance of its responsibility to oversee the compensation and equity incentive practices, plans, and procedures of the Company, has been tasked with the oversight and administration of the Plan;

WHEREAS, the Committee, having considered the Company’s issuance of Awards since the shareholders adopted the Plan, the Company’s expected needs for equity compensation through December 31, 2026, and the shares of Common Stock available for issuance under the Plan, has determined to adopt this First Amendment to the Plan to increase the number of shares of Common Stock available for issuance under the Plan to 10,000,000 Shares.

NOW, THEREFORE, as approved by the Board upon the recommendation of the Committee as of January 9, 2026 and as approved by the shareholders of the Company as of the date listed below, this First Amendment to the Plan is hereby adopted and approved in all respects. Accordingly, pursuant to this First Amendment, the Plan is hereby amended as follows:

1. As of the Effective Date, Section 2.1 of the Plan is hereby amended by deleting it in its entirety and is replaced with the following:

    “2.1 Number of Shares Available. Subject to Sections 2.6 and 22 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is 10,000,000 shares of common stock of the Company (the “Plan Shares”).

2. Except as specifically set forth in this First Amendment, no provision of the Plan is changed, and the Plan is hereby ratified in its entirety and shall remain in full force and effect.

As adopted by the Board of Directors of Klotho Neurosciences, Inc. on January 9, 2026.

Appendix B-1

PROXY CARD KLOTHO NEUROSCIENCES, INC. PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on February 13, 2026: The Proxy Statement is available at https://www.cstproxy.com/klothoneuro/2026.

The undersigned hereby appoints Joseph Sinkule and Jeffrey LeBlanc as proxies of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Klotho Neuroscience, Inc. (the “Company”), to be held via teleconference as described in the Proxy Statement at 12:00 p.m. Eastern Time on February 13, 2026, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated January 23, 2026 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1. Proposal to amend the Company’s amended and restated certificate of incorporation to effect the reverse stock split.

For ☐ Against ☐ Abstain ☐

2. Proposal to amend the Company’s 2024 Equity Incentive Plan to increase the number of shares available and reserved for issuance thereunder.

For ☐ Against ☐ Abstain ☐

3. Proposal to Approval of the adjournment of the Special Meeting of the Stockholders (the “Special Meeting”) to the extent there are insufficient proxies at the Special Meeting to approve the Reverse Stock Split.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: _______________________________
Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.